UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2020

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2020, Selecta Biosciences, Inc. (the “Company”) entered into a term loan facility of up to $35.0 million (the “Term Loan”), consisting of term loans in an aggregate amount of $25.0 million (the “Term A Loan”) and term loans in an aggregate amount of $10.0 million (the “Term B Loan”), with Oxford Finance LLC, a Delaware limited liability company (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), and the lenders party thereto (the “Lenders”), including Oxford in its capacity as a lender and Silicon Valley Bank, a California corporation (“SVB”), the proceeds of which will be used to repay the Company’s existing term loan facility and for general corporate and working capital purposes.

The Term Loan is governed by a loan and security agreement, dated August 31, 2020, between the Company, Collateral Agent and the Lenders (the “Loan Agreement”). The Term A Loan was funded in full on August 31, 2020 (the “Funding Date”). The Term B Loan will be available, subject to Collateral Agent’s discretion and customary terms and conditions, during the period commencing on the date the Company has delivered to the Collateral Agent and the Lenders evidence that (i) the Company or one of the Company’s collaboration partners has enrolled its first randomized patient for a Phase 1 clinical trial evaluating SEL-302, and (ii) the Company has enrolled the first patient in each of two Phase 3 pivotal trials evaluating SEL-212 (the “Second Draw Period Milestone”) and ending on the earliest of (i) the date which is thirty (30) days following the date the Second Draw Period Milestone is achieved, (ii) September 30, 2021 and (iii) the occurrence of an event of default, other than an event of default that has been waived in writing by Collateral Agent and the Lenders in their sole discretion (such period, the “Second Draw Period”).

The Term Loan will mature on August 1, 2025. Each advance under the Term Loan accrues interest at a floating per annum rate equal to the greater of (a) seven and nine tenths of one percent (7.90%), and (b) the lesser of (x) the sum of (i) the prime rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, and (ii) four and sixty-five hundredths of one percent (4.65%) and (y) ten percent (10.00%). The Term Loan provides for interest-only payments on a monthly basis until April 1,2022; provided however, if the Company has delivered to Collateral Agent and the Lenders prior to September 30, 2021 evidence that Borrower has achieved the Second Draw Period Milestone, the Term Loan provides for interest-only payments on a monthly basis until October 1, 2022. Thereafter, amortization payments will be payable monthly in equal installments of principal and interest to fully amortize the outstanding principal over the remaining term of the loan, subject to recalculation upon a change in the prime rate. The Company may prepay the Term Loan in full but not in part provided that the Company (i) provides ten days’ prior written notice to Collateral Agent, (ii) pays on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, and (B) a prepayment fee of between 3.0% and 1.0% of the aggregate original principal amount advanced by the lender depending on the timing of the prepayment. Amounts outstanding during an event of default are payable upon SVB’s demand and shall accrue interest at an additional rate of 5.0% per annum of the past due amount outstanding. At the end of the loan term (whether at maturity, by prepayment in full or otherwise), the Company shall make a final payment to the lender in the amount of 9.0% of the aggregate original principal amount advanced by the lender.

The Term Loan is secured by a lien on substantially all of the assets of the Company, other than intellectual property, provided that such lien on substantially all assets includes any rights to payments and proceeds from the sale, licensing or disposition of intellectual property. The Company has also granted Collateral Agent a negative pledge with respect to its intellectual property.

The Loan Agreement contains customary covenants and representations, including but not limited to financial reporting obligations and limitations on dividends, indebtedness, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries. The Loan Agreement also contains other customary provisions, such as expense reimbursement, non-disclosure obligations as well as indemnification rights for the benefit of Collateral Agent.

The events of default under the Loan Agreement include, but are not limited to, the Company’s failure to make any payments of principal or interest under the Loan Agreement or other transaction documents, the Company’s breach or default in the performance of any covenant under the Loan Agreement or other transaction documents, the occurrence of a material adverse change, the Company making a false or misleading representation or warranty in any material respect under the Loan Agreement, the Company’s insolvency or bankruptcy, any attachment or judgment on the Company’s assets of at least $500,000, or the occurrence of any default under any agreement or obligation of the Company involving indebtedness in excess of $500,000. If an event of default occurs, Collateral Agent is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

On August 31, 2020, in connection with the Loan Agreement, the Company issued warrants to the Lenders (collectively, the “Warrants”) to purchase an aggregate of 203,850 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price equal to $2.54 per share, subject to customary adjustments for stock splits, stock combinations and similar transactions. The Warrants are exercisable at any time and, if unexercised, expire ten years after the issue date of each respective warrant.

Additionally, on August 31, 2020, pursuant to the terms of a letter agreement among the Company and the Lenders (the “Warrant Side Letter”), the Company agreed to issue to the Lenders, on the date the Company draws the Term B Loan and in accordance with each party’s respective pro rata share with respect to the Term B Loan, one or more warrants to purchase an aggregate number of shares of the Company’s Common Stock that is equal to $200,000 divided by the average closing price of the Company’s Common Stock on The Nasdaq Stock Market LLC for the ten consecutive trading days ending the day before such issuance (the “Term B Warrant Price”), rounded down to the nearest whole number of shares, and having an exercise price equal to the Term B Warrant Price.

The issuance of the Warrants is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Lenders have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing descriptions of the Loan Agreement, the Warrant Side Letter and the Warrants are summaries, and are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 10.1.1, 10.1.2 and 4.1, respectively, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Funding Date, the Company utilized approximately $13.7 million of the Term Loan to pay off all obligations owing under, and to terminate, as of the Funding Date, the Loan and Security Agreement, dated as of September 12, 2017 (as the same may from time to time have been amended, restated, or otherwise modified, the “Prior Loan Agreement”), by and between SVB and the Company. The Prior Loan Agreement had permitted the Company to borrow up to an aggregate principal amount of $21.0 million. The Prior Loan Agreement was secured by substantially all of the Company’s assets other than its intellectual property. The Company had also granted SVB a negative pledge with respect to its intellectual property. The aggregate principal amount under the Prior Loan Agreement accrued interest at an annual rate of one-half of one percent above the prime rate (as published in the money rates section of The Wall Street Journal) and was payable on a monthly basis beginning on September 1, 2019. Oxford’s secured interests under the Prior Loan Agreement were terminated in connection with the Company’s discharge of indebtedness thereunder.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Term Loan set forth under Item 1.01 of this Current Report on Form 8-K (the “Current Report”) is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Warrants set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits shall be deemed furnished, and not filed:

Exhibit No.	Description
4.1	Form of Warrant to Purchase Stock, dated August 31, 2020, issued by Selecta Biosciences, Inc. to Oxford Finance LLC and Silicon Valley Bank, together with a schedule of warrants.
10.1.1	Loan and Security Agreement, dated August 31, 2020, between Selecta Biosciences, Inc., Oxford Finance LLC, as Collateral Agent and as a lender, and Silicon Valley Bank, as a lender.
10.1.2	Letter agreement, dated August 31, 2020, among Selecta Biosciences, Inc., Oxford Finance LLC and Silicon Valley Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: September 3, 2020	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer